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                                                                   Exhibit 9.16



                          Nicholas-Applegate Mutual Funds
                                 600 West Broadway
                                     30th Floor
                                San Diego, CA  92101


                                  August 14, 1998




PFPC Inc.
103 Bellevue Parkway
Wilmington, Delaware  19809

Ladies and Gentlemen:

          Reference is made to the Accounting Services Agreement between us dated as of April 1, 1993 (the "Agreement").

          Pursuant to Section 2 of the Agreement, we wish to add the Nicholas-Applegate Large Cap Value Fund to the Agreement. The full list of Funds covered by the Agreement is set forth on Exhibit A.

          Please indicate your acceptance of this addition by signing the letter below and returning a copy to us. Thank you for your assistance regarding this matter.

Sincerely,


E. Blake Moore, Jr.
Secretary



AGREED:

PFPC INC.


By:
   ---------------------------------
Title:
      ------------------------------

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                                     EXHIBIT A

        Nicholas-Applegate Mid Cap Growth Fund (formerly Nicholas-Applegate
                                 Core Growth Fund)
                      Nicholas-Applegate Large Cap Growth Fund
                      Nicholas-Applegate Mini Cap Growth Fund
       Nicholas-Applegate Small Cap Growth Fund (formerly Nicholas-Applegate
                               Emerging Growth Fund)
          Nicholas-Applegate Convertible Fund (formerly Nicholas-Applegate
                               Income & Growth Fund)
                      Nicholas-Applegate Balanced Growth Fund
                      Nicholas-Applegate Worldwide Growth Fund
                 Nicholas-Applegate International Core Growth Fund
                     Nicholas-Applegate Emerging Countries Fund
                   Nicholas-Applegate Global Growth & Income Fund
               Nicholas-Applegate International Small Cap Growth Fund
                        Nicholas-Applegate Money Market Fund
                           Nicholas-Applegate Value Fund
                      Nicholas-Applegate High Yield Bond Fund
                      Nicholas-Applegate Strategic Income Fund
              Nicholas-Applegate Short-Intermediate Fixed Income Fund
       Nicholas-Applegate High Quality Bond Fund(formerly Nicholas-Applegate
                       Fully Discretionary Fixed Income Fund)
                      Nicholas-Applegate Global Blue Chip Fund
                   Nicholas-Applegate Emerging Markets Bond Fund
                        Nicholas-Applegate Pacific Rim Fund
                       Nicholas-Applegate Greater China Fund
                       Nicholas-Applegate Latin America Fund
                     Nicholas-Applegate Global Technology Fund
                      Nicholas-Applegate Large Cap Value Fund